EXHIBIT 10.1

TERMINATION AGREEMENT

    This Termination Agreement, dated as of October 3, 2005 (this "Agreement"), is among Seven Hills Funding Corporation (formerly known as Deerfield Funding Corporation) (the "CP Issuer"); Federated Department Stores, Inc. ("Federated"); FDS Bank (the "Servicer"), successor in interest to Federated in its capacity as servicer under the Liquidity Agreement (defined below); Prime Receivables Corporation, a Delaware corporation, in its capacity as transferor (the "Transferor") under the Supplement (defined below); Credit Suisse, New York Branch, as liquidity agent (the "Liquidity Agent") under the Liquidity Agreement (as defined below); JPMorgan Chase Bank, National Association ("JPMorgan"), as successor in interest to Chemical Bank in its capacities as (i) Depositary under the Depositary Agreement (as defined in the Liquidity Agreement), (ii) Collateral Agent under the Security Agreement (as defined in the Liquidity Agreement) and (iii) Trustee under the Pooling Agreement (as defined below); and the Banks and CP Dealers listed on the signature pages hereto. Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Liquidity Agreement.

Preliminary Statements

    1.    The Transferor and the Servicer are among the parties to the Series 1992-3 Variable Funding Supplement, dated as of December 31, 1992 (as heretofore amended, waived or otherwise modified, the "Supplement") to the Amended and Restated Pooling and Servicing Agreement, dated as of December 15, 1992 among, inter alia, the Transferor and the Servicer (as heretofore amended, waived or otherwise modified, the "Pooling Agreement").

    2.    Under the Supplement, the Transferor created the Series 1992-3 Variable Funding Certificates and conveyed to the CP Issuer a Class A Variable Funding Certificate. The CP Issuer entered into arrangements for the sale of commercial paper and the provision for certain liquidity arrangements from other parties, including the entry into (i) the Liquidity Agreement, dated as of December 31, 1992 among the CP Issuer, the Servicer, the Banks and the Liquidity Agent (as amended, restated or otherwise modified, the "Liquidity Agreement"), (ii) the Depositary Agreement and (iii) the Security Agreement (collectively with the Depositary Agreement and the Liquidity Agreement, the "Operative Documents").

    3.    The parties hereto desire to terminate the Operative Documents, subject to the payment of the Commercial Paper outstanding under the Liquidity Agreement, and the termination of the Liquidity Commitments under the Liquidity Agreement.

Agreement

    The parties hereto agree to the following terms and conditions:

    SECTION 1.    Payment of Commercial Paper. The CP Issuer desires to pay the obligations of the Commercial Paper outstanding under the Depositary Agreement on October 3, 2005, and attaches as Exhibit A hereto the information necessary to evidence the proposed payment of Commercial Paper on such date. Each of the other parties hereto accepts and agrees with the terms set forth therein.

    SECTION 2.    Termination of Liquidity Commitments and Liquidity Agreement. Pursuant to Section 4.01(a) of the Liquidity Agreement, the CP Issuer hereby gives written notice to the Trustee, the Transferor, the Liquidity Agent, the CP Dealers, and the Depositary as of the date hereof, that the Liquidity Commitments shall terminate on October 3, 2005, upon the repayment in full of all outstanding Commercial Paper. Each of the Trustee, the Transferor, the Liquidity Agent, the CP Dealers and the Depositary accepts and acknowledges such notice hereunder, and agrees that the Liquidity Commitments shall terminate as provided above and that the Liquidity Agreement shall terminate in connection therewith without further action on the part of any of the parties hereto.

    SECTION 3    Termination of Depositary Agreement. Notwithstanding anything in the Depositary Agreement to the contrary, each party hereto agrees that the Depositary Agreement shall terminate on October 3, 2005 upon the repayment in full of all outstanding Commercial Paper and the termination of the Liquidity Commitments in accordance with the terms of this Agreement.

    SECTION 4    Termination of Security Agreement. In accordance with Section 22 of the Security Agreement, on October 3, 2005, upon the occurrence of the actions described in Section 3, the Loan Obligations under the Security Agreement shall have been paid and satisfied in full, the Commitments of the Liquidity Banks shall have been terminated in accordance with the terms of this Agreement, and the Security Agreement shall terminate at such time in accordance with its terms.

    SECTION 5    Termination of Series 1992-3 Investor Certificates. Notwithstanding anything in the Supplement or the Pooling Agreement to the contrary, the Trustee, the CP Issuer, the Transferor and the Liquidity Agent agree that the Supplement and the rights of the Certificateholders of the 1992-3 Series Investor Certificates to receive payment on the Certificates shall terminate upon the repayment in full of the outstanding Commercial Paper.

    SECTION 6    Evidence of Termination; Further Assurances. Each party hereto agrees that, upon the occurrence of the actions described above in this Agreement, it will execute any other documents and provide such other information concerning the termination of the Operative Documents as is reasonably requested by the CP Issuer.

    SECTION 7    Conditions to Effectiveness. This Agreement shall become effective as of the date hereof upon (a) receipt by the Liquidity Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the other parties hereto and (b) execution and delivery to the other parties hereto of a counterpart of this Agreement (whether by facsimile or otherwise) by the Liquidity Agent.

    SECTION 8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.

    SECTION 9    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

    SECTION 10    Section Headings. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement, the Operative Documents or any provision hereof or thereof.

    Delivered as of the day and the year first above written.

SEVEN HILLS FUNDING CORPORATION, as CP Issuer By: /s/ Susan P. Storer Name: Susan P. Storer Title: President
PRIME RECEIVABLES CORPORATION, as Transferor By: /s/ Susan P. Storer Name: Susan P. Storer Title: President
FDS BANK, as Servicer By: /s/ Susan R. Robinson Name: Susan R. Robinson Title: Treasurer
FEDERATED DEPARTMENT STORES, INC. By: /s/ Ron Tysoe Name: Ronald W. Tysoe Title: Vice Chair

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Depositary, Collateral Agent, Trustee and a Bank By: /s/ Luiza Sinanian Name: Luiza Sinanian Title: Trust Officer
CREDIT SUISSE, NEW YORK BRANCH, as Liquidity Agent and a Bank By: /s/ Alberto Zonca Name: Alberto Zonca Title: Director By: /s/ Michael W. Koenitzer Name: Michael W. Koenitzer Title:
BANK OF AMERICA, NA, as a Bank By: /s/ William Van Beek Name: William Van Beek Title: Principal
MELLON BANK, N.A., as a Bank By: /s/ Mark F. Johnson Name: Mark F. Johnston Title: First Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Bank By: /s/ Bruce A. Kintner Name: Bruce A. Kintner Title: Vice President

Acknowledged by:

CREDIT SUISSE FIRST BOSTON LLC, as a CP Dealer By: /s/ Helena M. Willner Name: Helena M. Willner Title: Director
GOLDMAN SACHS & CO. (successor to GOLDMAN SACHS MONEY MARKETS, L.P.), as a CP Dealer By: /s/ Patrick Welch Name: Patrick Welch Title: Vice President
J.P. MORGAN SECURITIES INC., as a CP Dealer By: /s/ Johanna C. Foley Name: Johanna C. Foley Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Depositary, Collateral Agent and Trustee By: /s/ William Hendricks Name: William Hendricks Title: Vice President